A&Co.  Almagor & Co.
                           CPA(ISR)
               ---------------------
          7, Abba Hillel Rd., P.O. Box 3600,
          Zip 52134, Ramat-Gan, Israel
               Tel.: 03-5760606, Fax.: 972-3-5754671






                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------




          As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to the registration statement on Form S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the consolidated financial statements of Teledata Communication Ltd., dated February 18, 1993, included in Form 10-K of Ampal American Israel Corporation for the year ended December 31, 1992 and to all references to our firm in such registration statement.





          Almagor & Co. (formerly Almagor-Bash & Co.)
          Certified Public Accountants (Isr.)



          Ramat-Gan, Israel
          January 21, 1994